                                                                   EXHIBIT 10.28

                                                                  EXECUTION COPY






                              VDK HOLDINGS, INC.

                              VAN DE KAMP'S, INC.

                   ----------------------------------------

                                  $20,000,000

                            SENIOR CONVERTIBLE LOAN
                        CREDIT AND GUARANTEE AGREEMENT


                           dated as of July 9, 1996

                   ----------------------------------------

                        THE CHASE MANHATTAN BANK, N.A.,
                                   as Agent

                               TABLE OF CONTENTS

                                                                         Page
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SECTION 1.  DEFINITIONS.................................................   1
     1.1  Defined Terms.................................................   1
     1.2  Other Definitional Provisions; Financial Calculations.........  12

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.............................  13
     2.1  Loans.........................................................  13
     2.2  Procedure for Borrowing.......................................  13
     2.3  Repayment of Loans............................................  13
     2.4  Evidence of Debt..............................................  13

SECTION 3.  GENERAL PROVISIONS APPLICABLE TO EXTENSIONS OF
     CREDIT.............................................................  14
     3.1  Optional and Mandatory Prepayments............................  14
     3.2  Conversion and Continuation Options...........................  15
     3.3  Minimum Amounts and Maximum Number of Tranches................  16
     3.4  Interest Rates and Payment Dates..............................  16
     3.5  Computation of Interest and Fees..............................  17
     3.6  Inability to Determine Interest Rate..........................  17
     3.7  Pro Rata Treatment and Payments...............................  18
     3.8  Illegality....................................................  18
     3.9  Requirements of Law...........................................  19
     3.10  Taxes........................................................  20
     3.11  Indemnity....................................................  23
     3.12  Change of Lending Office; Filing of Certificates or Documents  23
     3.13  Replacement Lenders..........................................  24

SECTION 4.  REPRESENTATIONS AND WARRANTIES..............................  24
     4.1  Existence; Compliance with Law................................  24
     4.2  Power; Authorization; Enforceable Obligations.................  24
     4.3  No Legal Bar..................................................  25
     4.4  No Material Litigation........................................  25
     4.5  No Default....................................................  25
     4.6  No Burdensome Restrictions....................................  25
     4.7  Federal Regulations...........................................  25
     4.8  Investment Company Act; Other Regulations.....................  26
     4.9  Subsidiaries..................................................  26
     4.10  Purpose of Loans.............................................  26
     4.11  Accuracy of Information......................................  26
     4.12  Solvency.....................................................  26
     4.13  Cash Collateral Agreement....................................  26
     4.14  Incorporation of Representations and Warranties..............  27

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                                      -i-
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SECTION 5.  CONDITIONS PRECEDENT.........................................  27

SECTION 6.  COVENANTS....................................................  31

SECTION 7.  GUARANTEE....................................................  31
     7.1    Guarantee....................................................  31
     7.2    No Subrogation, Contribution, Reimbursement or Indemnity.....  31
     7.3    Amendments, etc. with respect to the Obligations; Waiver of
            Rights.......................................................  32
     7.4    Guarantee Absolute and Unconditional.........................  32
     7.5    Reinstatement................................................  33
     7.6    Payments.....................................................  34
     7.7    Demand for Payment; Effect of Payment by Holdings............  34

SECTION 8.  EVENTS OF DEFAULT............................................  34

SECTION 9.  THE AGENT....................................................  36
     9.1    Appointment..................................................  36
     9.2    Delegation of Duties.........................................  37
     9.3    Exculpatory Provisions.......................................  37
     9.4    Reliance by Agent............................................  37
     9.5    Notice of Default............................................  38
     9.6    Non-Reliance on Agent and Other Lenders......................  38
     9.7    Indemnification..............................................  38
     9.8    Agent in Its Individual Capacity.............................  39
     9.9    Successor Agent..............................................  39

SECTION 10. MISCELLANEOUS................................................  39
     10.1   Amendments and Waivers.......................................  39
     10.2   Notices......................................................  40
     10.3   No Waiver; Cumulative Remedies...............................  41
     10.4   Survival of Representations and Warranties...................  41
     10.5   Payment of Expenses and Taxes................................  41
     10.6   Successors and Assigns; Participations and Assignments.......  42
     10.7   Adjustments; Set-off.........................................  44
     10.8   Counterparts.................................................  45
     10.9   Severability.................................................  45
     10.10  Integration..................................................  45
     10.11  GOVERNING LAW................................................  45
     10.12  Submission To Jurisdiction; Waivers..........................  45
     10.13  Acknowledgements.............................................  46
     10.14  WAIVERS OF JURY TRIAL........................................  46
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                                     -ii-

                                                                        Page

SCHEDULES:

1.1        Commitments, Addresses and Lending Offices
4.2        Consents
4.4        Litigation
5(f)       Sources and Uses of Funds

EXHIBITS:

A    Form of Cash Collateral Agreement
B    Form of Note
C    Form of Borrowing Certificate
D    Form of Assignment and Acceptance

          SENIOR CONVERTIBLE LOAN CREDIT AND GUARANTEE AGREEMENT, dated as of July 9, 1996, among VDK HOLDINGS, INC., a Delaware corporation ("Holdings"), VAN DE KAMP'S, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and THE CHASE MANHATTAN BANK, N.A., a national banking association, as agent for the Lenders hereunder (the "Agent").

          The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
     (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "C/D Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "C/D Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board of Governors) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "Federal Funds

     Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Assessment Rate, the C/D Reserve Percentage or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Assessment Rate, the C/D Reserve Percentage or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Acquisition Agreement": as defined in the Second Amended and Restated Credit and Guarantee Agreement.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent": The Chase Manhattan Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents, and any successor thereto pursuant to subsection 9.9.

          "Agreement": this Senior Convertible Loan Credit and Guarantee Agreement, as the same may amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": 0%, in the case of ABR Loans and .25%, in the case of Eurodollar Loans.

          "Asset Purchase Agreement": as defined in the Second Amended and Restated Credit and Guarantee Agreement.

          "Asset Sale": as to any Person, any sale or other disposition (including any sale/leaseback transaction and any mortgage or lease of real property other than any mortgage made by such Person in order to finance the acquisition of additional real property) subsequent to the Effective Date of any property of such Person.

          "Assignee":  as defined in subsection 10.6(c).

          "Aunt Jemima Business": the Aunt Jemima/Celeste Business, other than the Celeste Business.

          "Aunt Jemima/Celeste Acquisition": the purchase of substantially all of the assets comprising the Aunt Jemima/Celeste Business, upon the terms and subject to the conditions set forth in the Aunt Jemima/Celeste Acquisition Agreement.

          "Aunt Jemima/Celeste Acquisition Agreement": the Asset Purchase and Sale Agreement, dated as of May 15, 1996, between the Borrower and Quaker Oats.

          "Aunt Jemima/Celeste Business": the Business (as defined in the Aunt Jemima/Celeste Acquisition Agreement).

          "Benefitted Lender":  as defined in subsection 10.7(a).

          "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

          "Borrower":  as defined in the Preamble to this Agreement.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Collateral":  as defined in the Cash Collateral Agreement.

          "Cash Collateral Agreement": the Cash Collateral Agreement, dated as of the Effective Date, made by Holdings in favor of the Agent, which agreement shall be substantially in the form of Exhibit A.

          "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any Lender, or of any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group, or A or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500,000,000;
     (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause
     (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above; and (g) other investment instruments approved in writing by the Required Lenders and offered by any Lender or by any financial institution which has a combined capital and surplus of not less than $100,000,000.

          "Celeste Business": the frozen pizza business that the Borrower purchased from Quaker Oats pursuant to the Aunt Jemima/Celeste Acquisition Agreement.

          "Celeste Sale": any sale or series of sales by the Borrower of all or substantially all of the Celeste Business.

          "Chase": The Chase Manhattan Bank, N.A., a national banking association.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment": as to any Lender, its obligation to make a Loan to the Borrower in an amount equal to the amount set forth opposite such Lender's name in Schedule 1.1 under the heading "Commitment"; collectively, as to all such Lenders, the "Commitments".

          "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Commitments then constituted by such Lender's Commitments (or, after the Loans are made, the percentage of the aggregate Loans then constituted by such Lender's Loans).

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CSI":  Chase Securities Inc., a Delaware corporation.

          "Currency Rate Protection Agreements": as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements entered into in the ordinary course of business by such Person designed to protect such Person against fluctuations in currency values.

          "Dartford": Dartford Partnership L.L.C., a Delaware limited liability company.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Effective Date": the date (on or before July 31, 1996) on which the conditions precedent set forth in Section 5 shall be satisfied or waived.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the protection of the environment or the protection of human health as it relates to the protection of the environment, as now or may at any time hereafter be in effect.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                      -----------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 8, provided that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

          "Extension of Credit": with respect to any Lender, the making of a Loan by such Lender; with respect to all the Lenders, the "Extensions of Credit".

          "FDIC": the Federal Deposit Insurance Corporation and any Governmental Authority which succeeds to the powers and functions thereof.

          "Federal Funds Effective Rate":  as defined in the definition of ABR.

          "Fenway": Fenway Partners Capital Fund, L.P., a Delaware limited partnership.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "Guaranteeing Person"), any obligation of (a) the Guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "Primary Obligations") of any other third Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Primary Obligation or (2) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such Primary Obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Holdings":  as defined in the Preamble to this Agreement.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business, payable in accordance with customary practices and not more than 90 days past due, unless being contested in good faith by appropriate proceedings), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person under Rate Protection Agreements, (e) all obligations of such Person in respect of letters of credit (whether or not drawn), acceptances and similar obligations issued or created for the account of such Person, and (f) all indebtedness of others of the types described in (a) through (e) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (the amount of such indebtedness with respect to such Person being deemed to be the lesser of the value of such property or the amount of indebtedness of others so secured).

          "Information Memorandum":  as defined in subsection 4.11.

          "Interest Payment Date": (a) as to ABR Loans, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

               provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (2) no Interest Period that would otherwise extend beyond
               the Maturity Date shall be selected by the Borrower;

                    (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.

               "Interest Rate Protection Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

               "Investors": collectively, Dartford, Fenway, National Sun Industries, UBS, Thomas O. Ellinwood, Thomas J. Youngerman, C. Renee Sloan and Olafur Gudmundsson and any Permitted Transferee of Dartford, Fenway, National Sun Industries or UBS.

               "Lenders":  as defined in the Preamble to this Agreement.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

               "Limited Liability Interest": a limited liability company interest of VDK Foods.

               "Loan":  as defined in subsection 2.1; collectively, the "Loans".

          "Loan Documents": this Agreement, any Notes and the Cash Collateral Agreement.

          "Loan Participants":  as defined in subsection 10.6(b).

          "Loan Parties":  the Borrower, Holdings and VDK Foods.

          "Material Adverse Effect": a material adverse effect on (a) the Aunt Jemima/Celeste Acquisition, (b) the business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Maturity Date":  July 9, 1997.

          "National Sun Industries": National Sun Industries, Inc., a North Dakota corporation.

          "Net Proceeds": with respect to any Person, (a) with respect to any Asset Sale by such Person, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien in favor of the Agent for the benefit of the Lenders) and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof and
     (b) with respect to any issuance of equity securities or the incurrence of any Indebtedness by such Person subsequent to the Effective Date, the cash proceeds received from such issuance or incurrence net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses and other reasonable costs and expenses actually incurred in connection therewith.

          "New Lending Office":  as defined in subsection 3.10(b).

          "Non-Excluded Taxes":  as defined in subsection 3.10(a).

          "Note":  as defined in subsection 2.4(d); collectively, the "Notes".

          "Obligations": the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Rate Protection Agreement entered into by the Borrower with any Lender or any Affiliate of any Lender permitted pursuant to the Second Amended and Restated Credit and Guarantee Agreement, any cash management services agreement entered into by the Borrower with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement, any other Loan Document or any such Rate Protection Agreement or cash management services agreement entered into by the Borrower with any Lender or any Affiliate of any Lender).

          "Permitted Transferee": with respect to Dartford, Fenway, National Sun Industries, or UBS, any Person which directly or indirectly, is in control of, is controlled by, or is under common control with, Dartford, Fenway, National Sun Industries, or UBS, respectively.

          "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Prepayment Account":  as defined in subsection 3.1(c).

          "Primary Obligations": as defined in the definition of "Guarantee Obligation" contained in this subsection 1.1.

          "Primary Obligor": as defined in the definition of "Guarantee Obligation" contained in this subsection 1.1.

          "Quaker Oats":  The Quaker Oats Company, a New Jersey corporation.

          "Rate Protection Agreements": collectively, any Currency Rate Protection Agreements and Interest Rate Protection Agreements.

          "Register":  as defined in subsection 10.6(d).

          "Regulation D": Regulation D of the Board of Governors as in effect from time to time.

          "Regulation G": Regulation G of the Board of Governors as in effect from time to time.

          "Regulation H": Regulation H of the Board of Governors as in effect from time to time.

          "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

          "Regulation X": Regulation X of the Board of Governors as in effect from time to time.

          "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": as to any Person, the chief executive officer and the president of such Person or, with respect to financial matters, the chief financial officer of such Person or, in either case, such other executive officers as may be designated from time to time by such Person in writing to the Agent.

          "Second Amended and Restated Credit and Guarantee Agreement": the Amended and Restated Credit and Guarantee Agreement, dated as of July 9, 1996, among Holdings, the Borrower, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, N.A., as agent.

          "Senior Subordinated Note Indenture": the Indenture, dated as of September 15, 1995, between the Borrower and Harris Trust and Savings Bank, as trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          "Senior Subordinated Notes": $100,000,000 of the Borrower's 12% Senior Subordinated Notes due 2005.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured,
     (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Effective Date the making of the extensions of credit to be made on the Effective Date and the application of the proceeds of such extensions of credit and (B) on any date after the Effective Date, the making of any extension of credit to be made on such date and the application of the proceeds of such extension of credit. For purposes of this definition, (i) "debt" means liability on a "claim", and
     (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or
     (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Tranche": collectively, Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

          "Transferee":  as defined in subsection 10.6(f).

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
     Loan.

          "UBS":  UBS Capital LLC, a New York limited liability company.

          "VDK Foods": VDK Foods, LLC, a Delaware limited liability company.

          1.2 Other Definitional Provisions; Financial Calculations. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) The parties hereto acknowledge that the Borrower has no Subsidiaries as of the date hereof. However, references in this Agreement to Subsidiaries of the Borrower and to consolidated and consolidating financial statements have been included in case the Borrower has any Subsidiaries in the future.

          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (a "Loan"; collectively, the "Loans") to the Borrower on the Effective Date in an amount not to exceed the amount of the Commitment of such Lender then in effect. The Loans may from time to time be
(a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2 and 3.2; provided that the Loans made on the Effective Date shall be made as ABR Loans.

          2.2 Procedure for Borrowing. The Borrower hereby requests a borrowing on the Effective Date in an amount equal to the aggregate amount of the Commitments of the Lenders. The Loans made on the Effective Date shall initially be ABR Loans. Each Lender will make the amount of its pro rata share of the Loans available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 10.2 prior to 10:00 A.M., New York City time, on the Effective Date in Dollars and in funds immediately available to the Agent. The Agent shall credit the account of the Borrower by 11:00 A.M., New York City time, on the Effective Date, on the books of such office of the Agent or such other account as specified by the Borrower with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.3 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the principal amount of the Loans made by such Lender on the earlier of the Maturity Date or the date of a Celeste Sale. The Borrower hereby further agrees to pay to the Agent for the account of each Lender interest on the unpaid principal amount of the Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.4.

          2.4 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Agent shall record in the Register, with separate subaccounts therein for each Lender, (i) the amount of each Loan made hereunder, the Type thereof and, in the case of

Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's, as the case may be, share thereof, if any.

          (c) The entries made in the Register pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender to maintain any account pursuant to subsection 2.4(a) or the Agent to make recordings in the Register pursuant to subsection 2.4(b), or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request to the Agent by any Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Lender a promissory note of the Borrower dated the Effective Date evidencing the Loans made by such Lender, substantially in the form of Exhibit B (a "Note"), payable to the order of such Lender and in a principal amount equal to the unpaid principal amount of the Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower in accordance with the terms of this Agreement.

       SECTION 3.  GENERAL PROVISIONS APPLICABLE TO EXTENSIONS OF CREDIT

          3.1 Optional and Mandatory Prepayments. (a) Holdings, on behalf of the Borrower (but not the Borrower itself, except as provided below), may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty. The Agent and the Lenders hereby agree to release Cash Collateral in an amount equal to any prepayment of Loans made by Holdings pursuant to this sentence. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, with the consent of the Required Lenders under the Second Amended and Restated Credit and Guarantee Agreement and the consent of the Lenders hereunder, or without such consents only with the proceeds of cash equity investments made by Holdings in the Borrower which equity investments may be funded by releases of Cash Collateral with the consent of the Lenders (which consent may be withheld at the sole discretion of the Lenders); provided that, so long as no Default or Event of Default has occurred and is continuing, the Agent and the Lenders hereby agree to release Cash Collateral in amounts equal to cash equity investments made by Holdings in the Borrower solely for the purpose of funding interest payments on the Loans. Prepayments shall be made by giving irrevocable notice thereof to the Agent prior to 11:00 A.M., New York City time, one Business Day prior to such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any notice of prepayment, the Agent shall notify each Lender thereof on the date of receipt of such notice. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.11 and accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          (b) The Loans shall be payable in full by the Borrower on the date of a Celeste Sale and (without limiting the foregoing) the Borrower shall use any Net Proceeds from such Celeste Sale in excess of $45,000,000 to pay the Loans.

          (c) Amounts to be applied pursuant to this subsection to the prepayment of Loans shall be applied, as applicable, first to reduce outstanding Loans which are ABR Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Loans which are Eurodollar Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account to prepay Loans which are Eurodollar Loans on the last day of the respective Interest Periods therefor (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans which are Eurodollar Loans have been prepaid or until all cash on deposit in the Prepayment Account (including, without limitation, interest earned thereon) with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this subsection 3.1(c). The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans to be prepaid, provided that
(i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any Requirement of Law and (ii) the Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods therefor is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested and disbursed as described above. If the maturity of the Loans has been accelerated pursuant to Section 8, the Agent shall apply all amounts on deposit in the Prepayment Account to prepay the outstanding Loans. The Borrower hereby grants to the Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Obligations.

          3.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Agent at least one

Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto (or on any other day if on the date of such conversion the Borrower pays to the Agent for the account of the applicable Lenders accrued interest on such Eurodollar Loans to the date of such conversion together with all amounts payable under subsection 3.11). The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Maturity Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          3.3 Minimum Amounts and Maximum Number of Tranches. All conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In no event shall there be more than three Eurodollar Tranches outstanding at any time.

          3.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 8(a)), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest or other amounts due and payable hereunder, the rate described in subsection 3.4(b) plus 2%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in Dollars and in arrears on each Interest Payment Date and the Maturity Date, provided that interest accruing pursuant to subsection 3.4(c) shall be payable from time to time on demand.

          3.5 Computation of Interest and Fees. (a) All per annum rates shall be calculated on the basis of a 360-day year for the actual days elapsed, except that whenever interest is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Agent shall as soon as practicable, notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirement shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall, as soon as practicable, notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 3.4(a).

          3.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given
(x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

          3.7 Pro Rata Treatment and Payments. (a) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 P.M., New York City time, on the due date thereof to the Agent, for the account of the Lenders at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Agent after such time shall be deemed to have been received on the next Business Day. The Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest shall be payable thereon at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. If, and to the extent that, on any Business Day the Agent receives any payment hereunder or under the other Loan Documents (including any such payment representing a realization upon the Cash Collateral), and such payment is not sufficient to pay in full all principal, interest and fees then due and payable hereunder, the Agent shall apply such payment ratably to all such amounts then due and payable.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower, without prejudice to any right or claim the Borrower may have against such Lender.

          3.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, then such Lender shall give notice of such illegality to the Agent and the Borrower. Upon such adoption or change, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.11. Any Lender giving notice pursuant to the first sentence of this subsection shall notify the Agent and the Borrower at such time as the circumstances giving rise to the initial notice shall cease to exist.

          3.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes, changes in the rate of tax on the overall net income of such Lender and taxes imposed as a result of any future, present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note));

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall, within 10 Business Days after receipt by the Borrower of such Lender's written demand (with a copy to the Agent), pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable. If any Lender has demanded compensation under this subsection 3.9(a) with respect to any Eurodollar Loan, the Borrower shall have the option to convert immediately such Eurodollar Loan into an ABR Loan until the circumstances giving rise to such demand for compensation no longer apply; provided, that (i) no such conversion shall affect the Borrower's obligation to pay compensation as provided herein which is due with respect to the period prior to such conversion and (ii) on the date of such conversion the Borrower shall pay to the Agent for the benefit of the relevant Lender accrued interest on such Eurodollar Loan to the date of conversion, together with any amounts payable pursuant to subsection 3.11.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the Effective Date, shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after receipt by the Borrower of such Lender's written demand (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to subsection 3.9(a) or (b), it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The Borrower shall not be obligated to compensate any Lender pursuant to this subsection 3.9 for amounts accruing prior to the date which is 180 days before such Lender notifies the Borrower of such event, provided that such notice need not include a computation of amounts in respect thereof. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          3.10 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes) and capital taxes imposed on the Agent or any Lender (or Transferee) as a result of any future, present or former connection between the Agent or such Lender (or Transferee) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender (or Transferee) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender (or Transferee) hereunder or under any Note, the amounts so payable to the Agent or such Lender (or Transferee) shall be increased ("increased amounts") by the amounts necessary so that after making all required deductions and withholdings (including, without limitation, the payment of all Non-Excluded Taxes) the Agent or such Lender

(or Transferee) receives the amounts equal to the interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, the Borrower shall promptly send to the Agent for its own account or for the account of such Lender (or Transferee), as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of remittance of Non-Excluded Taxes reasonably acceptable to the Agent. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other reasonably acceptable evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The Borrower will indemnify each Lender (or Transferee) and the Agent for the amount of Non-Excluded Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. The agreements in this subsection 3.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender (and each Transferee) that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

             (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Code:

               (A) on or before the date it becomes a party to this Agreement (or, in the case of a Loan Participant, on or before the date such Loan Participant becomes a Loan Participant hereunder) and on or before the date, if any, such Lender (or Transferee) changes its applicable lending office by designating a different lending office (a "New Lending Office"), deliver to the Borrower and the Agent (y) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (z) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

               (B) deliver to the Borrower and the Agent two further properly completed and duly executed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower or the Agent; and

               (C) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower;

             (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Code:

               (A) on or before the date it becomes a party to this Agreement (or, in the case of a Loan Participant, on or before the date such Loan Participant becomes a Loan Participant hereunder) deliver to the Borrower and the Agent (I) a statement under penalties of perjury that such Lender (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and
          (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

               (B) deliver to the Borrower and the Agent two further properly completed and duly executed copies of said Form W-8, or any successor applicable form on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

               (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Agent;

unless in any such case any change in law or regulation has occurred subsequent to the date such Lender (or Transferee) became a party to this Agreement (or in the case of a Loan Participant, the date such Loan Participant became a Loan Participant hereunder) which renders all such forms inapplicable or which would prevent such Lender from properly completing and executing any such form with respect to it and such Lender so advises the Borrower and the Agent in writing no later than 15 calendar days before any payment hereunder or under any Note is due. Each such Lender (and each Transferee) shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9 delivered pursuant to subsection 3.10(b)(i), that it is entitled to an exemption from United States backup withholding tax.

          (c) The Borrower shall not be required to indemnify any Lender (or Transferee), or to pay any increased amounts to any Lender (or Transferee) in respect of any Non-Excluded Tax, pursuant to this subsection 3.10 to the extent that (i) any obligation to withhold or deduct amounts with respect to tax existed on the date such Lender (or Transferee) became a party to this Agreement (or, in the case of a Transferee that is a Loan Participant, on the date such Loan Participant became a Loan Participant hereunder) or, with respect to payments to a New Lending Office, the date such Lender (or Transferee) designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the written request of the Borrower, or (ii) any Lender (or Transferee) fails to comply in full with the provisions of subsection 3.10(b) hereof.

          (d) If a Lender (or Transferee) or the Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Non-Excluded Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid increased amounts, pursuant to this subsection 3.10, it shall promptly notify the Borrower of the availability of such refund claim and shall make the appropriate claim to such Governmental Authority for such refund. If a Lender (or Transferee) or the Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Non-Excluded Tax as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid increased amounts, pursuant to this subsection 3.10, it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket third-party expenses of such Lender (or Transferee) or the Agent.

          3.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or converting any Eurodollar Loans to ABR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          3.12 Change of Lending Office; Filing of Certificates or Documents. Each Lender agrees that if it makes any demand for payment, or becomes entitled to any increased amounts, under subsection 3.8, 3.10 or 3.11(a) or if any adoption or change of the type described in subsection 3.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office or file any certificate or document reasonably requested in writing by the Borrower if such action would reduce or obviate the need for the Borrower to make payments under subsection 3.8, 3.10 or 3.11(a) or would eliminate or reduce the effect of any adoption or change described in subsection 3.9.

          3.13 Replacement Lenders. In the event that the Borrower becomes obligated to pay additional amounts or increased amounts to, or receives notice from, any Lender pursuant to subsection 3.8, 3.9 or 3.10 then, unless such Lender has theretofore removed or cured the conditions which result in the obligation to pay such additional amounts or increased amounts, the Borrower may, on ten Business Days' prior written notice to the Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to subsection 10.6(c) all of its rights and obligations under this Agreement to another bank or financial institution which is willing to become a Lender and is acceptable (which acceptance shall not be unreasonably withheld) to the Agent, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and any other amounts payable to such Lender under this Agreement (including, without limitation, amounts payable under subsection 3.11).


                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and make their respective Loans, Holdings and the Borrower hereby represent and warrant to the Agent and each Lender that:

          4.1 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified or licensed to do business as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and/or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.2 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance by it of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (including, without limitation, the Federal Trade Commission and the Department of Justice) or any other Person is required to be obtained or made by any Loan Party in connection with the Aunt Jemima/Celeste Acquisition or the Aunt Jemima/Celeste Acquisition Agreement, the Extensions of Credit hereunder, the execution, delivery or performance by each applicable Loan Party or the validity or enforceability with respect to or against any Loan Party of the Loan Documents to which it is a party or with the continuing operations of the Borrower and its Subsidiaries other than (i) consents, authorizations and filings in connection with the Aunt Jemima/Celeste Acquisition or the Aunt Jemima/Celeste Acquisition Agreement (x) which are required to be obtained or made and are in full force and effect (each of which are listed on Schedule 4.2) or (y) which are not required to be obtained or made prior to consummation of the Aunt Jemima/Celeste Acquisition and are listed on Schedule 4.2 or (z) which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect, (ii) the filing of Uniform Commercial Code financing statements to perfect the security interest that can be perfected by such filings, (iii) consents, authorizations and filings in connection with enforcement of the Loan Documents and (iv) as contemplated by Section 5. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.3 No Legal Bar. The execution, delivery and performance of the Loan Documents, the Extensions of Credit hereunder and the use of the proceeds thereof by each applicable Loan Party will not violate any Requirement of Law or Contractual Obligation of any Loan Party which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated in or permitted by the Loan Documents.

          4.4 No Material Litigation. Except as set forth in Schedule 4.4, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, Holdings or VDK Foods, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which has a reasonable possibility of an adverse determination, and if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          4.5 No Default. No Loan Party is in default under or with respect to any of its Contractual Obligations (including, without limitation, the Senior Subordinated Notes and the Senior Subordinated Note Indenture) in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.6 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to any Loan Party could reasonably be expected to have a Material Adverse Effect.

          4.7 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          4.8 Investment Company Act; Other Regulations. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors) which limits its ability to incur Indebtedness as contemplated herein.

          4.9 Subsidiaries. As of the Effective Date, VDK Foods has no Subsidiaries other than Holdings, Holdings has no Subsidiaries other than the Borrower, and the Borrower has no Subsidiaries.

          4.10 Purpose of Loans. The proceeds of the Loans shall be used to bridge either a sale of the Celeste Business or an equity investment in the Borrower to support a long-term ownership of the Celeste Business.

          4.11 Accuracy of Information. The factual statements and information contained in the Confidential Information Memorandum dated June, 1996 relating to VDK Foods and its Subsidiaries (as the same may be supplemented in writing through the Effective Date, the "Information Memorandum"), when taken as a whole, were, as of the date of such Information Memorandum or the dates otherwise specified therein or written supplements thereto, accurate in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided that (a) with respect to trade data which relates to a Person which is not a Loan Party or an Affiliate thereof, the Borrower represents and warrants only that such information is believed by it in good faith to be accurate in all material respects, (b) the statements therein describing documents and agreements are summary only and as such are qualified in their entirety by reference to such documents and agreements, (c) to the extent any such information therein was based upon or constitutes a forecast or projection or pro forma financial information, Holdings and the Borrower represent only that such forecasts or projections or pro forma financial information were based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made and (d) as to the information which is specified as having been supplied by third parties, Holdings and the Borrower represent only that they are not aware of any material misstatement or omission therein.

          4.12 Solvency. As of the Effective Date, after giving effect to the Aunt Jemima/Celeste Acquisition, the making of the Loans hereunder and the other transactions contemplated to occur on the Effective Date each Loan Party is Solvent.

          4.13 Cash Collateral Agreement. The Cash Collateral Agreement is effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all the Cash Collateral described therein and proceeds thereof and, upon completion of the filings and other actions specified in the Cash Collateral Agreement, the Cash Collateral Agreement shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of Holdings in the Cash Collateral described therein and in proceeds thereof superior in right to any other Person.

          4.14 Incorporation of Representations and Warranties. Each of the representations and warranties of Holdings and the Borrower contained in the Second Amended and Restated Credit and Guarantee Agreement is incorporated herein by reference as if such representations and warranties were set forth herein in their entirety.


                       SECTION 5.  CONDITIONS PRECEDENT

          The effectiveness of this Agreement and the agreement of each Lender to make the Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Extension of Credit on the Effective Date, of the following conditions precedent:

               (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and the Lenders with a counterpart for each Lender, (ii) for the account of each Lender which requests a Note on the Effective Date, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower and (iii) the Cash Collateral Agreement, executed and delivered by a duly authorized officer of each Loan Party party thereto, with a counterpart for the Agent and a counterpart or a copy for each Lender and the Cash Collateral shall have been deposited in the Cash Collateral Account (as defined in the Cash Collateral Agreement).

               (b) Second Amended and Restated Credit and Guarantee Agreement. As of the Effective Date, the Agent shall have received evidence reasonably satisfactory to it that each of the conditions precedent to effectiveness of the Second Amended and Restated Credit and Guarantee Agreement and to the availability of the Additional Term Loans (as defined in the Second Amended and Restated Credit and Guarantee Agreement) shall have been satisfied.

               (c) Issuance of Common Equity and Limited Liability Interests and Intercompany Loans. As of the Effective Date, the Agent shall have received evidence reasonably satisfactory to it that (i) VDK Foods shall have issued additional Limited Liability Interests for at least $60,060,000 in gross cash proceeds, of which approximately $275,000 will be paid by certain employees of the Borrower, $34,801,000 will be paid by Fenway, $12,492,000 will be paid by National Sun Industries and $12,492,000 will be paid by UBS, (ii) VDK Foods shall have made a capital contribution of at least $40,000,000 to Holdings in consideration for Holding's issuance of its common stock to VDK Foods, (iii) VDK Foods shall have made an unsecured loan of at least $20,000,000 to Holdings and (iv) Holdings shall have made a cash capital contribution of at least

          $40,000,000 to the Borrower in consideration for the Borrower's issuance of its common stock to Holdings.

               (d) Senior Indebtedness. As of the Effective Date, the Agent shall have received evidence reasonably satisfactory to it that the Extensions of Credit under this Agreement shall constitute "Senior Indebtedness" (as such term is defined in the Senior Subordinated Note Indenture) under the Senior Subordinated Note Indenture.

               (e) Aunt Jemima/Celeste Acquisition. The Aunt Jemima/Celeste Acquisition (including the acquisition of the sole perpetual license of the "Aunt Jemima" trademark for use in the Aunt Jemima/Celeste Business) shall be consummated concurrently with the making of the Loans by the Lenders hereunder in accordance with the Aunt Jemima/Celeste Acquisition Agreement for a purchase price not exceeding $190,000,000 (excluding the cost of excess inventory).

               (f) Sources and Uses of Funds. The sources and uses of funds in connection with the Aunt Jemima/Celeste Acquisition shall be as set forth on Schedule 5(f).

               (g) Borrowing Certificate. The Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

               (h) Corporate Proceedings of the Borrower. The Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the other Loan Documents to which it is a party and the Aunt Jemima/Celeste Acquisition Agreement, (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Cash Collateral Agreement, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

               (i) Borrower Incumbency Certificate. The Agent shall have received, with a copy for each Lender, a Certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document or the Aunt Jemima/Celeste Acquisition Agreement or any certificate or other document to be delivered by the Borrower pursuant hereto or thereto reasonably satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

               (j) Corporate Proceedings of Holdings. The Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of Holdings authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which Holdings is a party and (ii) the granting by it of the Liens created pursuant to the Cash Collateral Agreement, certified by the Secretary or an Assistant Secretary of Holdings as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

               (k) Holdings Incumbency Certificate. The Agent shall have received, with a copy for each Lender, a certificate of Holdings, dated the Effective Date, as to the incumbency and signature of the officers of Holdings executing any Loan Document or any certificate or other document to be delivered by Holdings pursuant hereto or thereto reasonably satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Holdings.

               (l) Organizational Documents. The Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party (or, in the case of VDK Foods, the certificate of formation and Limited Liability Company Agreement), certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

               (m) Consents, Licenses and Approvals. The Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents and authorizations of and filings with any Governmental Authority (including, without limitation, the Federal Trade Commission and the Department of Justice) or any other Person that are required to be obtained or made by any Loan Party in connection with the Aunt Jemima/Celeste Acquisition or the Aunt Jemima/Celeste Acquisition Agreement, the Extensions of Credit hereunder, the execution, delivery or performance by each applicable Loan Party or the validity or enforceability with respect to or against any Loan Party of the Loan Documents to which it is a party or with the continuing operations of the Borrower and its Subsidiaries (other than those set forth in clauses (i)(y), (i)(z), (ii) or (iii) of subsection 4.2) as are reasonably requested by the Agent, and (ii) stating that such consents, authorizations and filings are in full force and effect and that all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Aunt Jemima/Celeste Acquisition or the financing thereof, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Agent.

               (n) Fees and Expenses. The Agent and the Lenders shall have received all fees and expenses to be received on or prior to the Effective Date referred to in (i) this Agreement or (ii) the Fee Letter dated June 25, 1996 among Chemical Bank, CSI and the Borrower.

               (o) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Richards & O'Neil, LLP, special counsel to VDK Foods, Holdings and the Borrower, in form and substance satisfactory to the Agent. Such legal opinion shall include, without limitation, opinions to the effect that (i) the consummation of the Aunt Jemima/Celeste Acquisition, the incurrence by the Borrower of the Loans and the transactions contemplated by this Agreement shall not breach, or require any consent under, the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture and (ii) the Loans shall constitute "Senior Indebtedness" (as such term is defined in the Senior Subordinated Note Indenture) under the Senior Subordinated Note Indenture.

               (p) Actions to Perfect Liens. The Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Cash Collateral Agreement shall have been completed (or, to the extent that any such filings, recordings, registrations and other actions shall not have been completed, arrangements satisfactory to the Agent for the completion thereof shall have been made).

               (q) Solvency. The Agent shall have received from American Appraisal Associates, with a copy for each Lender a solvency opinion with respect to the solvency of the Borrower and its Subsidiaries as of the Effective Date after giving effect to the Aunt Jemima/Celeste Acquisition and the transactions contemplated hereby, reasonably satisfactory in form and substance to the Agent.

               (r) No Default. No default or event of default under the Senior Subordinated Note Indenture or the Amended and Restated Credit and Guarantee Agreement, dated as of May 6, 1996, among Holdings, the Borrower, the lenders parties thereto and Chemical Bank, as agent, shall have occurred and be continuing or would occur as a consequence of the financing contemplated hereby.

               (s) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date, after giving effect to the Aunt Jemima/Celeste Acquisition, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

               (t) No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to the Extension of Credit requested to be made on such date.

                             SECTION 6.  COVENANTS

          Each of the affirmative covenants and negative covenants of Holdings and the Borrower contained in the Second Amended and Restated Credit and Guarantee Agreement is incorporated herein by reference as if such affirmative covenants and negative covenants were set forth herein in their entirety.


                             SECTION 7.  GUARANTEE

          7.1 Guarantee. (a) To induce the Agent and the Lenders to execute and deliver this Agreement and to make the Extensions of Credit provided for herein to the Borrower, Holdings hereby unconditionally and irrevocably guarantees to the Agent and the Lenders and their respective successors, permitted transferees and permitted assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Holdings further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Holdings under this Section 7. The guarantee contained in this Section 7 shall remain in full force and effect until the Obligations are paid in full.

          (b) No payment or payments made by the Borrower or any other Person or received or collected by the Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings under this Section 7 which shall, notwithstanding any such payment or payments (other than payments made by Holdings in respect of the Obligations or payments received or collected from Holdings in respect of the Obligations), remain in full force and effect until the Obligations are paid in full. Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section 7, it will notify the Agent and such Lender in writing that such payment is made under this Section 7 for such purpose.

          7.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 7, Holdings hereby irrevocably waives all rights which may have arisen in connection with the guarantee contained in this Section 7 to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations. Holdings hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person which may have arisen in connection with the guarantee contained in this Section 7. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to Holdings on account of any of the rights waived in this paragraph, such amount shall be held by Holdings in trust, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Agent in the exact form received by Holdings (duly indorsed by Holdings to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine. The provisions of this paragraph shall survive the termination of the guarantee contained in this Section 7 and the payment in full of the Obligations.

          7.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings, and without notice to or further assent by Holdings, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and this Agreement, the other Loan Documents, any Interest Rate Protection Agreement entered into by the Borrower with any Lender or any Affiliate of any Lender and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders, as the case may be) or such Lender or Affiliate may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender or its Affiliates shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 7 or any property subject thereto. When making any demand hereunder against Holdings, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve Holdings of its obligations or liabilities under this Section 7, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against Holdings. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          7.4 Guarantee Absolute and Unconditional. Holdings waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon the guarantee contained in this
Section 7 or acceptance of the guarantee contained in this Section 7; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 7; and all dealings between the Borrower or Holdings, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 7. Holdings waives, to the fullest extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Holdings with respect to the Obligations. The guarantee contained in this Section 7 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any Note, any other Loan Document or any Interest Rate Protection Agreement entered into by the Borrower with any Lender or any Affiliate of any Lender, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of Holdings under the guarantee contained in this Section 7, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Holdings, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Holdings of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against Holdings. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The guarantee contained in this Section 7 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and its successors, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, permitted transferees and permitted assigns, until all the Obligations and the obligations of Holdings under the guarantee contained in this Section 7 shall have been satisfied by payment in full.

          7.5 Reinstatement. The guarantee contained in this Section 7 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

          7.6 Payments. Holdings hereby agrees that the Obligations will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent located at 270 Park Avenue, New York, New York 10017.

          7.7 Demand for Payment; Effect of Payment by Holdings. Notwithstanding anything else to the contrary contained herein, Holdings hereby acknowledges that the Agent and the Lenders shall have the right to first make a demand upon, and proceed against, Holdings and the Cash Collateral in seeking repayment of the Loans before making a demand upon and proceeding against the Borrower, except with respect to the Net Proceeds of a Celeste Sale in excess of $45,000,000, to the extent necessary. Holdings and the Borrower each hereby agrees with the other and with the Lenders and the lenders under the Second Amended and Restated Credit and Guarantee Agreement that any payment by Holdings of any of the Obligations shall be deemed to be, and shall constitute, a common equity investment by Holdings in the Borrower in the same amount, and Holdings shall have no right of subrogation owing out of any such repayment.


                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 6; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any other Loan Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation in respect of Indebtedness or in any payments required under any Rate Protection Agreement, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created or under such Rate Protection Agreement, as the case may be, if the aggregate amount of the Indebtedness and/or Guarantee Obligations and/or payments under Rate Protection Agreements in respect of which such default or defaults shall have occurred is at least $500,000; or (ii) default in the observance or performance of any other agreement or condition to be observed or performed by such Loan Party relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or the full amount of such Guarantee Obligation to become payable, provided, however, that a default, event or condition described in this Section 8(e)(ii) shall not constitute an Event of Default under this Section 8(e) unless, at the time of such default, event or condition, defaults, events or conditions of the type described in this Section 8(e)(ii) shall have occurred and are continuing with respect to Indebtedness and Guarantee Obligations in respect to Indebtedness the aggregate amount of which exceeds $500,000; or

          (f) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving individually a liability of $1,000,000 (not paid or fully covered by insurance or indemnity (A) of the Sellers under the Asset Purchase Agreement, (B) of Campbell Soup under the Acquisition Agreement or (C) of Quaker Oats under the Aunt Jemima/Celeste Acquisition Agreement) or in the aggregate a liability (not paid or fully covered by insurance or indemnity (A) of the Sellers under the Asset Purchase Agreement, (B) of Campbell Soup under the Acquisition Agreement or
     (C) of Quaker Oats under the Aunt Jemima/Celeste Acquisition Agreement) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h) (i) the Cash Collateral Agreement shall cease, for any reason, to be in full force and effect, or Holdings shall so assert in writing or (ii) any Lien created by the Cash Collateral Agreement shall, by reason of any breach by Holdings of any of its covenants or other obligations contained therein, cease to be enforceable and of the same effect and priority, subject to Section 8(d), purported to be created thereby; or

          (i) the guarantee contained in Section 7 shall cease, for any reason, to be in full force and effect or Holdings shall so assert; or

          (j) (i) The Investors and their respective wholly-owned Subsidiaries shall cease (A) to beneficially own, directly or indirectly at least 60% of the Capital Stock of Holdings and (B) to have the right to cast a majority of the votes of the common shareholders of Holdings, (ii) Dartford, Fenway and their respective wholly-owned Subsidiaries shall cease (A) to beneficially own, directly or indirectly, at least 36% of the Capital Stock of Holdings and (B) to have the right to cast a majority of the votes of the common shareholders of Holdings (iii) Holdings shall cease to own all the Capital Stock of the Borrower or (iv) a Change of Control (as defined in the Senior Subordinated Note Indenture) shall occur under the Senior Subordinated Note Indenture; or

          (k) The subordination provisions contained in Article X of the Senior Subordinated Note Indenture shall cease to be enforceable in accordance with their terms;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (f) of this Section with respect to the Borrower, automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 9.  THE AGENT

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower or Holdings referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the

Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

           9.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          9.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                           SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower and each Loan Party which is a party to the relevant Loan Documents written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan made by any Lender, or reduce the stated rate of any interest thereon or reduce the fee payable hereunder to any Lender or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments (including the conversion of any Loan into equity of the Borrower), in each case without the written consent of such Lender directly affected thereby, (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any Cash Collateral (other than releases of Cash Collateral to fund cash equity investments by Holdings in the Borrower to fund payments of interest due hereunder by the Borrower as provided in subsection 3.1) or release the guarantee contained in Section 7, in each case without the written consent of all the Lenders or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived (to the extent provided in such waiver) shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          Holdings:        VDK Holdings, Inc.
                           801 Montgomery Street, Suite 400
                           San Francisco, California  94133
                           Attention: M. Laurie Cummings
                           Telecopy: (415) 982-3023

          The Borrower:    Van de Kamp's, Inc.
                           1000 St. Louis Union Station
                           St. Louis, Missouri 63103
                           Attention: Timothy B. Andersen
                           Telecopy: (314) 632-5633

          with copies to:  Richards & O'Neil, LLP
                           885 Third Avenue, 7th Floor
                           New York, New York  10022
                           Attention: Craigh Leonard
                           Telecopy:  (212) 750-9022

          The Agent:      The Chase Manhattan Bank, N.A.
                           10 South La Salle Street, 23rd Floor
                           Chicago, Illinois  60603
                           Attention: Steven J. Faliski
                           Telecopy:  (312) 443-1964

          with a copy to:  Chemical Bank Agent Bank Services
                           140 East 45th Street, 29th Floor
                           New York, New York  10017

                                                                              41
                           Attention:  Janet M. Belden
                           Telecopy:  (212) 622-0122

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 3.1, 3.2 or 3.7(b) shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Loans and the Commitments under, and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel in lieu of the fees and expenses of outside counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which are payable or determined to be payable in connection with the execution and delivery of, or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan
Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, trustees, employees and agents) harmless from and against any and all other liabilities (excluding income taxes), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Loan Documents, or the use of the proceeds of the Loans in connection with the Aunt Jemima/Celeste Acquisition, and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its

Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender or (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment and/or assignment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, Holdings, the Lenders, the Agent and their respective successors and assigns, except that neither the Borrower nor Holdings may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any assignment or transfer by any Lender of its rights or obligations under this Agreement or any Loan Document must be made in compliance with this subsection 10.6 (and any purported assignment in violation of this subsection shall be null and void).

          (b) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Loan Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Loan Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) no Loan Participant under any participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except with respect to the matters described in clauses (i) and (ii) of the proviso to the second sentence of subsection 10.1. The Borrower agrees that, while an Event of Default shall have occurred and be continuing if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Loan Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Loan Participant shall be entitled to the benefits of subsections 3.9, 3.10 and 3.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 3.10 such Loan Participant shall have complied with the requirements of said subsection, and provided, further, that no Loan

Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Loan Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time and from time to time assign, with the consent of the Borrower and the Agent in the case of an assignment other than to another Lender or an affiliate thereof (which in each case shall not be unreasonably withheld), to any other Lender or any affiliate thereof or to an additional bank or financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent (which consent shall not be unreasonably withheld)) and delivered to the Agent for its acceptance and recording in the Register, provided that, (i) in the case of any such assignment to an Assignee that is an affiliate of the assigning Lender, the consent of the Borrower shall only be required if, at the time of such assignment, such Assignee would be entitled to require the Borrower to pay, or the Borrower would be required to pay, greater amounts under subsection 3.9 or 3.10 than if no such assignment had occurred and (ii) in the case of any such assignment to an additional bank or financial institution or other entity, if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate principal amount of the Loans (A) being assigned to such additional bank or financial institution or other entity and (B) remaining with the assigning Lender are not, in each case, less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs when any of the events described in Section 8(f) shall have occurred and be continuing.

          (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with, except in the case of an assignment pursuant to subsection 3.13, payment to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Loan Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment, whether to a Federal Reserve Bank or other entity, shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other entity for such Lender as a party hereto or permit an absolute assignment to occur other than in accordance with such provisions of this subsection.

          10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by law, invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not, to the extent permitted by law, invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          10.12 Submission To Jurisdiction; Waivers. Each of the Borrower and Holdings hereby irrevocably and unconditionally:


                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or Holdings at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgements.  The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14 WAIVERS OF JURY TRIAL. THE BORROWER, HOLDINGS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              VDK HOLDINGS, INC.


                              By:  /s/ Jamie B. Ardrey
                                   --------------------------------
                                   Title:  Executive Vice President

                              VAN DE KAMP'S, INC.


                              By:  /s/ Jamie B. Ardrey
                                   --------------------------------
                                   Title:  Executive Vice President

                              THE CHASE MANHATTAN BANK, N.A., as
                              Agent and as a Lender


                              By:  /s/ Marian N. Schulman
                                   --------------------------------
                                   Title:  Attorney-in-Fact

                                                                 SCHEDULE 1.1 TO
                                                         SENIOR CONVERTIBLE LOAN
                                                  CREDIT AND GUARANTEE AGREEMENT

                    COMMITMENT, ADDRESS AND LENDING OFFICES
                    ---------------------------------------


THE CHASE MANHATTAN BANK, N.A.

    Commitment
 -----------------
 $20,000,000.00

      Domestic Lending Office:        Eurodollar Lending Office:        Address for Notices:
      -----------------------         -------------------------         -------------------

      270 Park Avenue                 270 Park Avenue                   10 South La Salle Street
      New York, New York 10017        New York, New York 10017          23rd Floor
                                                                        Chicago, Illinois 60603
                                                                        Attn: Steven J. Faliski
                                                                        Telephone:  (312) 807-4073
                                                                        Telecopier: (312) 443-1964



                                                                    SCHEDULE 4.2

                                    CONSENTS
                                    --------


The following consents are required in connection with the Aunt Jemima/Celeste Acquisition or the Aunt Jemima/Celeste Acquisition Agreement.

Third Party Consents
- --------------------

 .    Packaging Machinery Lease between Gulf States Paper Corporation and The
     Quaker Oats Company, dated February 16, 1985, as amended (HS11198-442, GSPC lease #234 - Kliklok Captain "H" Loader)

 .    Packaging Machinery Lease between Gulf States Paper Corporation and The
     Quaker Oats Company, dated August 23, 1985, as amended (HS10198-457, GSPC lease #249 - Kliklok Captain "H" Loader)

 .    Packaging Machinery Lease between Universal Packaging Corporation and The
     Quaker Oats Company, dated March 10, 1982, as amended (HS10198-313, GSPC lease #41775 - Kliklok Captain "S" Packaging Machine)

 .    Packaging Machinery Lease between Universal Packaging Corporation and The
     Quaker Oats Company, dated March 10, 1982, as amended (HS11198-344 - Kliklok Captain "S" Packaging Machine)

 .    Packaging Machinery Lease between Universal Packaging Corporation and The
     Quaker Oats Company, dated March 10, 1982, as amended (HS11198-355, Lease #5577 - Kliklok Captain "S" Packaging Machine)

 .    Packaging Machinery Lease between Universal Packaging Corporation and The
     Quaker Oats Company, dated March 10, 1982, as amended (HS11198-398, Lease #62679-B - Kliklok Captain "S" Packaging Machine)

 .    Packaging Machinery Lease between Universal Packaging Corporation and The
     Quaker Oats Company, dated March 10, 1982, as amended (HS11198-400, Lease #62679-A - Kliklok Captain "S" Packaging Machine)

 .    Power Supply Contract, dated as of March 1, 1992, among The City of
     Jackson, Tennessee, The Quaker Oats Company and Tennessee Valley Authority

Required Governmental Approval and Notices
- ------------------------------------------

A.        TO BE OBTAINED PRIOR TO THE EFFECTIVE DATE
          ------------------------------------------

          1. Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

B.        TO BE OBTAINED POST-EFFECTIVE DATE
          ----------------------------------

          1. New applications for environmental permits with new company name have been filed with the following authorities, and new license is awaited:

               .  Tennessee Division of Air Pollution Control
               .  Tennessee Division of Water Pollution Control
               .  Jackson, Tennessee Utility Division
               .  Tennessee Division of Solid Waste Management

          2. New license from USDA will be required to utilize frozen fruits and vegetables at the Jackson facility

                                                                    SCHEDULE 4.4


                                   LITIGATION
                                   ----------


                                      None

                                                                    Schedule 5.2



         Sources and Uses of Funds for Aunt Jemima/Celeste Acquisition
         -------------------------------------------------------------

===============================================================================

      Sources                                 Uses
      -------                                 ----
===============================================================================
Additional Term Loans      $135,000,000  Excess Inventory       ($2,200,000)
- -------------------------------------------------------------------------------
Senior Convertible Loan    $ 20,000,000  Purchase Price        $188,000,000
- -------------------------------------------------------------------------------
Capital Contribution by    $ 40,000,000  Transaction Fees      $  7,500,000
 Holdings                                and Expenses
- -------------------------------------------------------------------------------
Cash on Hand               $    800,000  Transition Costs      $  2,500,000
- -------------------------------------------------------------------------------
TOTAL                      $195,800,000  TOTAL                 $195,800,000
                           ============                        ============
===============================================================================

                                                                       EXHIBIT A
                                                      TO SENIOR CONVERTIBLE LOAN
                                                  CREDIT AND GUARANTEE AGREEMENT


This exhibit to the Senior Convertible Loan Credit and Guarantee Agreement is a form of the Cash Collateral Agreement, an executed version which has been filed as Exhibit 10.29 to the 10-K.

                                                                       EXHIBIT B
                                                      TO SENIOR CONVERTIBLE LOAN
                                                  CREDIT AND GUARANTEE AGREEMENT

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE SENIOR CONVERTIBLE LOAN CREDIT AND GUARANTEE AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE AGENT PURSUANT TO THE TERMS OF SUCH SENIOR CONVERTIBLE LOAN CREDIT AND GUARANTEE AGREEMENT.

                                   [FORM OF]
                                     NOTE



$_____________                                                New York, New York
                                                                   July __, 1996


          FOR VALUE RECEIVED, the undersigned, VAN DE KAMP'S, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________ (the "Lender") at the office of The Chase Manhattan Bank, N.A., located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of _______________________ DOLLARS ($_________), or, if
less, the unpaid principal amount of the Loan made by the Lender pursuant to subsection 2.1 of the Credit Agreement (as defined below). The principal amount of the Loan made by the Lender shall be repaid in the amounts and on the dates specified in subsection 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of the Loan made by the Lender from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

          The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Loan made by the Lender and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Loan made by the Lender in accordance with the terms of the Credit Agreement.

          This Note (a) is one of the Notes referred to in the Senior Convertible Loan Credit and Guarantee Agreement, dated as of July __, 1996 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among VDK Holdings, Inc., a Delaware corporation, the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, N.A., as agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the nature and extent of the guarantee, the terms and conditions upon which the guarantee was granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                              VAN DE KAMP'S, INC.



                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                                                                      Schedule A
                                                                    to Term Note
                                                                    ------------

                LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                    Amount of
                                                             Amount of             ABR Loans               Unpaid
                                      Amount                Principal of           Converted to          Principal
                Amount of           Converted to             ABR Loans             Eurodollar            Balance of     Notation
  Date          ABR Loans            ABR Loans                Repaid                 Loans               ABR Loans      Made By
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------


                                                                      Schedule B
                                                                    to Term Note
                                                                    ------------


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

- --------------------------------------------------------------------------------------------------------
                                      Interest
                        Amount       Period and                     Amount of      Unpaid
                     Converted to    Eurodollar      Amount of     Eurodollar    Principal
         Amount of   or Continued    Rate with     Principal of       Loans      Balance of
        Eurodollar   as Eurodollar    Respect       Eurodollar    Converted to   Eurodollar   Notation
 Date     Loans         Loans         Thereto      Loans Repaid     ABR Loans       Loans     Made By
- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C
                                                      TO SENIOR CONVERTIBLE LOAN
                                                  CREDIT AND GUARANTEE AGREEMENT


                                   [FORM OF]
                             BORROWING CERTIFICATE

          Pursuant to subsections 5(f), 5(g) and 5(h) of the Senior Convertible Loan Credit and Guarantee Agreement, dated as of July __, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among VDK Holdings, Inc., a Delaware corporation, Van de Kamp's, Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank, N.A., as agent for the Lenders, the undersigned, ____________________ of the Borrower, hereby certifies as follows:

            1. The representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Loan Documents to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement or any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

            2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans requested to be made and/or issued on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

            3.  _________________ is and at all times since _____________ __,
       199_, has been the duly elected and qualified [Assistant] Secretary of the Borrower and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Borrower hereby certifies as follows:

            4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower or any of its Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of the Borrower or any of its Subsidiaries;

            5. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

            6. (a) Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on

       __________ __, 1996; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

                (b) attached hereto as Exhibit B is a true and complete copy of the By-laws of the Borrower as in effect at all times since __________ __, 199_, to and including the date hereof; and

                (c) attached hereto as Exhibit C is a true and complete copy of the Certificate of Incorporation of the Borrower as in effect at all times since __________ __, ____, to and including the date hereof; and

            7. The following persons are now duly elected and qualified officers of the Borrower, holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since __________ __, 199_, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower, the Credit Agreement and the other Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Credit Agreement or any such Loan Document:


              Name         Office         Signature
              ----         ------         ---------

            [       ]      [      ]       ____________

            [       ]      [      ]       ____________

            Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

            IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal.


VAN DE KAMP'S, INC.                   VAN DE KAMP'S, INC.



By:                                   By:
   -----------------------               ----------------------------
   Name:                                 Name:
   Title:  [Vice] President              Title: [Assistant] Secretary


Date:  July   , 1996                (CORPORATE SEAL)
            --

                                                                       EXHIBIT D
                                                      TO SENIOR CONVERTIBLE LOAN
                                                  CREDIT AND GUARANTEE AGREEMENT

                                   [FORM OF]
                           ASSIGNMENT AND ACCEPTANCE


            Reference is made to the Senior Convertible Loan Credit and Guarantee Agreement, dated as of July __, 1996 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among VDK Holdings, Inc., a Delaware corporation ("Holdings"), Van de Kamp's, Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank, N.A., as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            ____________________ (the "Assignor") and____________________ (the
 "Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) (but not prior to the registration of the information contained herein in the Register pursuant to subsection 10.6(e) of the Credit Agreement), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on
Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on
Schedule 1.

            2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) (i) requests that the Agent, upon request by the Assignee, (A) exchange any attached Notes for a new Note or Notes payable to the Assignee or, (B) if the Assignor does not hold any Notes, issue a new Note or Notes payable to the Assignee and (ii) if (A) the Assignor has retained any interest in the Assigned Facility and (B) the Assignor holds any Notes, requests that the Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be a party to and bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 3.10(b) of the Credit Agreement.

            4. The effective date of this Assignment and Acceptance shall be ____________ ___, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent and which shall not, in any case, be prior to the date of recording by the Agent) and which shall not, in any case, be prior to the date of recording by the Agent.

            5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

            8. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                                                      Schedule 1
                                                    to Assignment and Acceptance


Re: Assignment and Acceptance relating to the Senior Convertible Loan Credit and Guarantee Agreement, dated as of July __, 1996 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among VDK Holdings, Inc., a Delaware corporation ("Holdings"), Van de Kamp's, Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank, N.A., as agent for the Lenders (in such capacity, the "Agent").

- -------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

         Principal
      Amount Assigned             Commitment Percentage Assigned/1/
      ---------------             ---------------------------------
      $_______                             __.___________%

               The terms set forth above are hereby agreed to by:


[NAME OF ASSIGNEE]                       [NAME OF ASSIGNOR]


By:                                      By:
   --------------------------               ---------------------------
   Name:                                    Name:
   Title:                                   Title:


- --------------------
/1/ Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

[Accepted:                                     Consented To:

THE CHASE MANHATTAN BANK, N.A.,                VAN DE KAMP'S, INC.
as Agent


                                               By:
By:                                               ---------------------------
   ----------------------------                   Name:
   Name:                                          Title:]
   Title: